Unica Announces Financial Results for the First Quarter Fiscal 2010

WALTHAM, Mass. – February 1, 2010 – Unica Corporation (Nasdaq: UNCA), the recognized leader in marketing software solutions, today announced financial results for its first quarter fiscal 2010, ended December 31, 2009.

For the first quarter fiscal 2010, the company reported total revenue of $25.1 million, an increase of 3% compared to the fourth quarter of fiscal 2009 and compared with $26.1 million for the first quarter of fiscal 2009. Subscription revenue was $5.2 million, an increase of 22%, perpetual license revenue was $5.5 million, a decrease of 15%, maintenance revenue on perpetual licenses was $11.3 million, a decrease of 2%, and services revenue was $3.1 million, a decrease of 18%, each compared to the first quarter of fiscal 2009.

The company ended the first fiscal quarter with total annual recurring contract value, which represents the annual value of subscription and maintenance contracts as of the end of the quarter, of approximately $68 million. This represented an increase of approximately 5% compared to the end of fiscal 2009.

Yuchun Lee, chief executive officer of Unica Corporation, stated “The first quarter was a solid start to the new fiscal year, highlighted by license revenue and non-GAAP profitability that were ahead of our original expectations. The momentum of our subscription-based offerings, including our recently launched integrated software-as-a-service product line, contributed to the solid growth in our total annual recurring contract value. At the same time, improved close rates related to our enterprise product suite contributed to better-than-expected financial results for the first quarter.”

Lee added, “We believe the acquisitions of Pivotal Veracity™ and the MakeMeTop™ offering will add further momentum to our software-as-a-service offerings and subscription revenue. The search marketing functionality of MakeMeTop broadens the capabilities of our web analytics offering, which has already been gaining market share and winning high profile competitive evaluations. Pivotal Veracity’s leading technology platform for email deliverability, combined with the significantly enhanced functionality of Unica’s core email marketing functionality, positions the company well in another high growth segment of the overall enterprise marketing management market.”

For the quarter ended December 31, 2009, Unica reported income from operations, in accordance with generally accepted accounting principles (GAAP), of $929,000. Income from operations for the quarter ended December 31, 2009 includes $1.1 million of non-cash share-based compensation expense and $351,000 of amortization of acquired intangible assets. In the corresponding quarter of the prior year, loss from operations was $2.4 million, including a $754,000 restructuring charge related to a reduction in workforce.

GAAP net income for the quarter ended December 31, 2009 was $1.8 million, compared to a net loss of $4.1 million for the quarter ended December 31, 2008. GAAP diluted net income per share was $0.08, compared to a net loss per share of $0.20 for the quarter ended December 31, 2008. GAAP net income and diluted net income per share for the quarter ended December 31, 2009 included the impact of a $1.3 million tax benefit related to a net operating loss carryback. The net operating loss carryback was recorded as a discrete item during the first quarter upon a change in tax law.

For the quarter ended December 31, 2009, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was $2.4 million. In the corresponding quarter of the prior year, non-GAAP loss from operations was $348,000, including the previously noted $754,000 restructuring charge.

Non-GAAP net income was $1.7 million for the quarter ended December 31, 2009, leading to non-GAAP net income per diluted share of $0.08. In the corresponding quarter of the prior year, non-GAAP net loss of $870,000 led to a non-GAAP loss per diluted share of $0.04.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kevin Shone, chief financial officer of Unica, said, “Unica’s non-GAAP operating margin of 9% in the first quarter was significantly better than our initial expectation of a break-even performance. In addition to sequential revenue growth, non-GAAP operating expenses were approximately $1.4 million lower than our original expectations excluding a benefit we recorded related to a change in our vacation policy during the quarter.” Shone added, “While we were previously targeting a non-GAAP operating margin in the upper single digit to low double digit range exiting fiscal 2010, we have increased our aspirations for the full year by targeting that range for each quarter throughout the fiscal year.”

As of December 31, 2009, Unica had cash, cash equivalents and investments of $49.8 million, compared to $50.3 million at September 30, 2009. The Company generated $1.3 million cash provided by operations, compared to $2.3 million of cash used in operations in the year ago period.

Additional First Quarter and Recent Business Highlights:

•	Announced today the acquisition of the assets related to the SaaS-based MakeMeTop search marketing technology. MakeMeTop is differentiated by its multi-language, multi-currency, flexible bid strategies and broad search engine support. The acquisition adds depth and momentum to our Unica OnDemand SaaS product line, and specifically to the web analytics offering.

•	On January 13, 2010, Unica announced the acquisition of Pivotal Veracity, a market leading SaaS email deliverability technology provider. We believe that email deliverability technology will increasingly be recognized as the heart of the entire email marketing industry. The acquisition of Pivotal Veracity makes Unica a market leading authority on email deliverability, tracking and reputation management, which are required components of any interactive marketing technology suite.

•	During the first quarter, added customers for its Unica OnDemand SaaS offerings, including 21st Century Insurance, Canadian Tire, Highmark, Holiday Retirement Corporation, Israel Discount Bank, National Restaurant Association, Mutual of Omaha, O2, Omaha Steaks, Polycom and Summa Health, among others. The company also added new Unica Enterprise customers and expanded relationships with existing enterprise customers including Deutsche Bank Belgium, First Tennessee, GMF Vie, IBM, Invitrogen, Mutua Madrileña, Novartis, Qualcomm, Orange, OTTO, Shire Pharmaceuticals and Wolters Kluwer, among others.

•	Forrester Research, Inc., a leading independent analyst firm, named Unica as a “leader” in The Forrester Wave™: Cross-Channel Campaign Management, Q4 2009 (December 2009). Forrester evaluated vendors based on 91 criteria and recognized Unica’s platform depth, strategy, strong roster of clients as well as the company’s capabilities for campaign design, optimization, cross-channel integration and data management.

•	Awarded the inaugural DMA Future Innovators Award for Unica Interactive Marketing. The Future Innovators recognize innovative solutions that have influenced and improved the marketing industry.

Conference Call Details

Unica will discuss its quarterly results and related matters via a teleconference today, February 1, 2010 at 5:00 p.m. ET. To access this call, dial 888-510-1764 (domestic) or 719-325-2176 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.

A replay of this conference call will be available from 8:00 p.m. ET on February 1, 2010 through 11:59 p.m. ET on February 15, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 3914263. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures

Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, and earnings per share.

Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions and the impairment of goodwill, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica

Unica Corporation (NASDAQ: UNCA) is the recognized leader in marketing software solutions. Unica’s advanced set of enterprise marketing management and on-demand marketing solutions empowers organizations and individuals to turn their passion for marketing into valuable customer relationships and more profitable, timely, and measurable business outcomes. These solutions integrate and streamline all aspects of online and offline marketing. Unica’s unique interactive marketing approach incorporates customer analytics and web analytics, centralized decisioning, cross-channel execution, and integrated marketing operations. More than 1,000 organizations worldwide depend on Unica for their marketing management solutions.

Unica is headquartered in Waltham, Massachusetts with offices around the globe. For more information, visit http://www.unica.com/.

Note to Editors: Copyright 2010 Unica Corporation. Unica, the Unica logo, and NetInsight are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements

The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including those factors listed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2009 under “Risk Factors”, which factors could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media contact:
Dan Ring
Unica Corporation
781-487-8641
dring@unica.com

Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	September 30,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$49,765	$50,314
Accounts receivable, net	22,258	16,514
Prepaid expenses and other current assets	5,319	4,731

Total current assets	77,342	71,559
Property and equipment, net	5,832	5,221
Goodwill and other acquired intangible assets, net	15,023	15,458
Other assets	1,610	1,643

Total assets	$99,807	$93,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,200	$1,332
Accrued expenses	11,978	13,080
Short-term deferred revenue	36,325	35,069

Total current liabilities	51,503	49,481
Long-term deferred revenue	2,823	1,250
Other long-term liabilities	337	337

Total liabilities	54,663	51,068
Stockholders’ equity	45,144	42,813

Total liabilities and stockholders’ equity	$99,807	$93,881

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2009	2008
Revenue:
License	$5,487	$6,460
Maintenance and services	14,406	15,356
Subscription	5,235	4,278

Total revenue	25,128	26,094
Costs of revenue:
License	522	636
Maintenance and services	4,364	5,221
Subscription	1,871	1,013

Total cost of revenue	6,757	6,870

Gross profit	18,371	19,224
Operating expenses:
Sales and marketing	8,818	11,022
Research and development	4,069	5,446
General and administrative	4,254	3,957
Restructuring charges	31	754
Amortization of acquired intangible assets	123	485
Acquisition related fees	147	—

Total operating expenses	17,442	21,664

Income (loss) from operations	929	(2,440)
Other income (expense), net	17	(877)

Income (loss) before income taxes	946	(3,317)
Provision for (benefit from) income taxes	(818)	781

Net income (loss)	$1,764	$(4,098)

Net income (loss) per common share:
Basic	$0.08	$(0.20)

Diluted	$0.08	$(0.20)

Shares used in computing net income (loss) per common share:
Basic	20,920	20,802

Diluted	21,732	20,802

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$1,764	$(4,098)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	746	742
Amortization of capitalized software development costs	43	37
Amortization of acquired intangible assets	351	797
Share-based compensation expense	1,104	1,296
Foreign currency translation loss	(6)	—
Provision for doubtful accounts	56	—
Deferred tax benefits	20	(25)
Changes in operating assets and liabilities:
Accounts receivable	(5,834)	(1,067)
Prepaid expenses and other current assets	(597)	1,728
Other assets	(7)	181
Accounts payable	1,873	(1,178)
Accrued expenses	(1,073)	(1,506)
Deferred revenue	2,859	831
Net cash provided by (used in) operating activities	1,299	(2,262)
Cash flows from investing activities:
Purchases of property and equipment	(1,111)	(244)
Capitalization of software development costs	(152)	(285)
Cash collected from license acquired in acquisition	36	38
Proceeds from sales and maturities of investments	—	2,042
Purchases of investments	—	(898)
Increase in restricted cash	—	(69)

Net cash (used in) provided by investing activities	(1,227)	584
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock	115	33
purchase plans
Treasury shares purchased	—	(298)
Payment of withholding taxes in connection with settlement of restricted stock units	(677)	(191)

Net cash used in financing activities	(562)	(456)
Effect of exchange rate changes on cash and cash equivalents	(59)	(488)

Net decrease in cash and cash equivalents	(549)	(2,622)
Cash and cash equivalents at beginning of period	50,314	35,799

Cash and cash equivalents at end of period	$49,765	$33,177

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$929	$(2,440)
Add: Share-based compensation	1,104	1,296
Add: Amortization of acquired intangible assets	351	796
Non-GAAP income (loss) from operations	$2,384	$(348)

GAAP income (loss) before income taxes	$946	$(3,317)
Add: Share-based compensation	1,104	1,296
Add: Amortization of acquired intangible assets	351	796
Adjusted (provision for) benefit from income taxes	(672)	355

Non-GAAP net income (loss)	$1,729	$(870)

Diluted non-GAAP net income (loss) per common share	$0.08	$(0.04)

Shares used in computing non-GAAP net income (loss) per diluted common share:	22,898	22,231

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended
	December 31,
	2009	2008
Share-based compensation:
Cost of license revenue	$4	$17
Cost of maintenance and services revenue	247	217
Sales and marketing expense	316	523
Research and development expense	157	234
General and administrative expense	380	305

Total share-based compensation expense	$1,104	$1,296

Amortization of acquired intangible assets:
Cost of license revenue	$228	$311
Operating expenses	123	485

Total amortization of acquired intangible assets	$351	$796